As filed with the Securities and Exchange Commission on August 7, 2026.

Registration No. 333-297925

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-297925

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMC RARE EARTHS LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Avenida Paulista, 1765, 7th Floor

São Paulo, São Paulo, 0311-930, Brazil

+55 (84) 99173-2523

(Address, including zip code, and telephone number, including area code, of principal executive offices)

IMC Rare Earths Ltd

2026 Omnibus Incentive Plan

(Full title of the plan)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

302-738-6680

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Collins, Esq.

Gibson, Dunn & Crutcher LLP

1700 M Street, N.W.

Washington, D.C. 20036-4504

Telephone: (202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

IMC Rare Earths Ltd (the “Company” or the “Registrant”) hereby amends its original Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 3, 2026 (Commission File No. 333-297925; the “Original Filing”) solely for the purpose of refiling Exhibit 23.1 thereto (the “Auditor Consent”) to correct the date thereof. This filing is being made solely to correct the date of the Auditor Consent and does not update, amend, or modify any other information, statement or disclosure contained in or filed with the Original Filing.

Item 8. Exhibits.

Exhibit No.	Description

4.1*	Amended and Restated Memorandum and Articles of Association.
4.2**	IMC Rare Earths Ltd 2026 Omnibus Incentive Plan
5.1**	Opinion of Ogier.
23.1	Consent of UHY LLP.
23.2**	Consent of Ogier (included in Exhibit 5.1).
23.3**	Consent of ERM Australia Consultants Pty Ltd.
24.1**	Powers of Attorney (included on the signature page to this Registration Statement).
107.1**	Filing Fee Table

*	Incorporated by reference.
**	Previously filed with Original Filing.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Original Filing to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cayman Islands, on August 7, 2026.

IMC Rare Earths Ltd

By:	/s/ Francesco Scolaro
Francesco Scolaro
Chairman & Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment to the Original Filing in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant has signed this Registration Statement on August 7, 2026.

IMC RARE EARTHS LTD

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Authorized Representative